Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts: Anton Communications

Vanessa Showalter 949-748-0542 vshowalter@antonpr.com

Genevieve Anton 714-544-6503 ganton@antonpr.com

Strategic Storage Trust II, Inc. (SST II) Acquires 11 Self Storage

Facilities in Florida and Maryland Totaling 9,540 Units

LADERA RANCH, Calif. – June 2, 2016 – Strategic Storage Trust II, Inc. (SST II) – which is sponsored by SmartStop Asset Management, LLC – recently purchased 11 self storage facilities located in Florida and Maryland totaling approximately 9,540 units and approximately 985,500 rentable square feet.

“The Mindful acquisition is accretive to our portfolio in many categories – including asking rents and occupancy,” said H. Michael Schwartz, chairman and CEO of SST II. “At 96% occupancy, these 11 properties represent a proven income stream with imbedded operational upside.”

Ten facilities are located in Florida and one facility is located in Baltimore, Maryland. All properties provide easy access with grade level drive-up units, climate controlled units and RV units.

“We like the diversity of these assets across the southern half of Florida,” said Wayne Johnson, CIO for SST II. “There are 10 stores spread amongst five counties, each in dense and established markets. The Baltimore property is in a region that we know well from a historical perspective and fits within our future growth plans.”

The details of the 11 properties in this portfolio are as follows:

Florida

•	189 Linton Blvd., Delray: 900 units, 121,500 square feet.

•	2320 NE 5th Avenue, Pompano Beach: 870 units, 114,500 square feet.

•	10719 Southern Blvd., Royal Palm Beach: 850 units, 92,700 square feet.

•	10325 W. Broward Blvd., Plantation: 910 units, 89,800 square feet.

•	2581 Jupiter Park Dr., Jupiter: 820 units, 87,400 square feet.

•	1341 State Rd. 7, Wellington: 730 units, 81,700 square feet.

•	8135 Lake Worth Rd., Lake Worth: 830 units, 78,100 square feet.

•	7755 Preserve Ln., Naples: 800 units, 75,900 square feet.

•	501 NW Business Center Dr., Port St. Lucie: 720 units, 71,800 square feet.

•	10451 NW. 33rd St., Doral: 1,030 units, 71,500 square feet.

Maryland

•	7989 Rossville Blvd., Baltimore: 1,080 units, 100,600 square feet.

About Strategic Storage Trust II, Inc. (SST II)

Strategic Storage Trust II, Inc. (SST II) is a public non-traded REIT that focuses on stabilized self storage properties. The SST II portfolio includes approximately 39,630 self storage units and approximately 4.3 million rentable square feet of storage space.

About SmartStop Asset Management, LLC

SmartStop Asset Management, LLC is a diversified real estate company with a managed portfolio that currently includes approximately 56,700 self storage units and approximately 6.2 million rentable square feet. The company is the asset manager for 85 self storage facilities located throughout the United States and Toronto, Canada. SmartStop Asset Management is the sponsor of SSTII and Strategic Storage Growth Trust, Inc. (SSGT), a public non-traded REIT focused on opportunistic self storage assets. The facilities offer affordable and accessible storage units for residential and commercial customers. In addition, they offer secure interior and exterior storage units as well as outside storage areas for vehicles, RVs and boats. In 2015, key executives at Smartstop Asset Management negotiated the sale of SmartStop Self Storage Inc. (Smartstop), then a fully integrated, self-administered and self-managed self storage company, owning and/or operating 170 self storage properties in 21 states and Toronto, Canada, to Extra Space Storage Inc., the second-largest storage operator in the United States, in a merger transaction with SmartStop having an enterprise value of $1.4 billion.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.